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                                                                       Exhibit 1

         The undersigned hereby agree, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13D and amendments thereto pertaining to their shares of Common Stock of Vitalstate, Inc.

         This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

         This agreement may be executed in counterparts and all such executed counterparts shall constitute one agreement.

Date: March 10, 2003

                                       Scepter Holdings Inc.


                                       By: /s/ Christopher C. Luck
                                           ---------------------------------
                                           Name:  Christopher C. Luck
                                           Title: Vice President, Finance


                                           /s/ Robert S. Torokvei
                                           ---------------------------------
                                           Robert S. Torokvei


                                           /s/ Thomas E. Torokvei
                                           ---------------------------------
                                           Thomas E. Torokvei

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